EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-138665) on Form S-8 of out report dated March 27, 2008, relating to the consolidated financial statements appearing in Amendment No. 1 to the Annual Report on Form 10-K of Skagit State Bancorp, Inc. for the year ended December 31, 2007.

Portland, Oregon
March 27, 2008